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           As Filed Electronically with the Securities and Exchange Commission on March 26, 1999

                                                                            Registration No. 333-
============================================================================================================

                                     SECURITIES AND EXCHANGE COMMISSION
                                           WASHINGTON, D.C. 20549



                                                  FORM S-8

                                           REGISTRATION STATEMENT
                                                    UNDER
                                          THE SECURITIES ACT OF 1933


                                              HLM DESIGN, INC.
                           (Exact Name of Registrant as Specified in its Charter)


                       Delaware                                               56-2018819
             (State or Other Jurisdiction                                  (I.R.S. Employer
          Of Incorporation or Organization)                              Identification No.)

                121 West Trade Street                                           28202
                      SUITE 2950                                              (Zip Code)
              CHARLOTTE, NORTH CAROLINA
       (Address of Principal Executive Offices)

                               HLM DESIGN, INC. EMPLOYEE STOCK PURCHASE PLAN
                                            (Full Title of Plan)

                                            MR. JOSEPH M. HARRIS
                                    PRESIDENT AND CHAIRMAN OF THE BOARD
                                              HLM DESIGN, INC.
                                           121 WEST TRADE STREET
                                                 SUITE 2950
                                      CHARLOTTE, NORTH CAROLINA 28202
                                               (704) 358-0779
              (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                                                 COPIES TO:

                                             GARY C. IVEY, ESQ.
                                   PARKER, POE, ADAMS & BERNSTEIN L.L.P.
                           2500 CHARLOTTE PLAZA, CHARLOTTE, NORTH CAROLINA 28244
                                          TELEPHONE (704) 372-9000



                                      CALCULATION OF REGISTRATION FEE

       TITLE OF                AMOUNT           PROPOSED MAXIMUM       PROPOSED MAXIMUM            AMOUNT
      SECURITIES               TO BE             OFFERING PRICE            AGGREGATE                 OF
        TO BE                REGISTERED           PER SHARE(1)          OFFERING PRICE        REGISTRATION FEE
      REGISTERED
Common Stock, par          59,954 shares              $4.50                $269,793                $75.00
value $0.001 per share
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(1)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h) under the Securities Act of 1933, based upon the average of the bid and ask prices of the Registrant's Common Stock reported on the Nasdaq SmallCap Market on March 23, 1999, which prices were $4.50 and $4.50, respectively.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

        The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. HLM Design, Inc. (the "Company," and sometimes referred to herein as the "Registrant") incorporates by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

        (i) the Company's Annual Report on Form 10-K for its fiscal year ended May 1, 1998 (File No. 001-14137);

        (ii) the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended July 31, 1998

        (iii) the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended October 30, 1998;

        (iv) the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended January 29, 1999;

        (v)    the Company's Current Report on Form 8-K filed on November 16,
               1998;

        (vi) the Company's Current Report on Form 8-K/A, filed on January 15, 1999, amending its Current Report on Form 8-K filed on November 16, 1998;

        (vii) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as amended, filed with the SEC pursuant to Section 12 of the Exchange Act.

All documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not Applicable

Item 5. Interests on Named Experts and Counsel

        Not Applicable


Item 6. Indemnification of Officers and Directors

        The Registrant's Bylaws effectively provide that the Registrant shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), indemnify all persons whom it may indemnify pursuant thereto. In addition, the Registrant's Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 102(b)(7)").

        Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

        The Company maintains insurance against liabilities under the Securities Act for the benefit of its officers and directors.

Item 7. Exemption from Registration Claimed

        Not Applicable

Item 8. Exhibits


Exhibit         Description
Number
4.1*            HLM Design, Inc. Employee Stock Purchase Plan
                (incorporated by reference to Exhibit 10.24 to the
                Registration Statement on Form S-1 (Registration No. 333-
                40617))

5.1 Opinion of Parker, Poe, Adams & Bernstein L.L.P. regarding the legality of securities registered

23.1            Consent of Deloitte & Touche LLP

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23.2            Consent of Parker, Poe, Adams & Bernstein L.L.P. (included in Exhibit 5.1 to this Registration Statement)

24 Power of Attorney (included on the signature page to this Registration Statement)
-------------------------
* Filed Previously.



Item 9. Undertakings

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                         [Signatures begin on next page]

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                                   SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on March 25, 1999.

                                        HLM Design, Inc.


                                        BY:
                                            /s/ VERNON B. BRANNON
                                            ------------------------------------
                                            Senior Vice President, Treasurer,
                                            Chief Financial Officer and Director

                                POWER OF ATTORNEY

        We, the undersigned directors and officers of HLM Design, Inc., do hereby constitute and appoint Messrs. Vernon B. Brannon and Joseph M. Harris, each with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things either of them may deem necessary or advisable to enable HLM Design, Inc. to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that they shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration
Statement has been signed by the following persons in the capacities and on the date indicated.
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             Signature                                         Title                                               Date
             ---------                                         -----                                               ----


/S/  JOSEPH M. HARRIS                     President, Chief Executive Officer (principle executive             March 25, 1999
-----------------------------             officer) and Chairman
Joseph M. Harris



/s/ VERNON B. BRANNON                     Senior Vice President, Chief Operating Officer (Principle           March 25, 1999
-----------------------------             Financial and Accounting Officer) and Director
Vernon B. Brannon


/S/ CLAY R. CAROLAND III                  Director                                                            March 25, 1999
-----------------------------
Clay R. Caroland III


/S/ D. SHANNON LEROY                      Director                                                            March 25, 1999
-----------------------------
D. Shannon LeRoy


/S/ L. FRED POUNDS                        Director                                                            March 25, 1999
-----------------------------
L. Fred  Pounds
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                                       5
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                                             INDEX TO EXHIBITS


EXHIBIT         DESCRIPTION
NUMBER          -----------
------
4.1*            HLM Design, Inc. Employee Stock Purchase Plan
                (incorporated by reference to Exhibit 10.24 to the
                Registration Statement on Form S-1 (Registration No. 333-
                40617))

5.1 Opinion of Parker, Poe, Adams & Bernstein L.L.P. regarding the legality of securities registered

23.1            Consent of Deloitte & Touche LLP

23.2 Consent of Parker, Poe, Adams & Bernstein L.L.P. (included in Exhibit 5.1 to this Registration Statement)

24 Power of Attorney (included on the signature page to this Registration Statement)
-------------------------
* Filed Previously.